Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 30, 2006 accompanying the consolidated financial statements of 1st Constitution Bancorp and subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

May 23, 2007